Exhibit 99.1

ARES MULTI-STRATEGY CREDIT FUND, INC. AND ARES DYNAMIC CREDIT ALLOCATION FUND, INC. ANNOUNCE THE APPOINTMENT OF JOHN LEUPP AS AN ADDITIONAL PORTFOLIO MANAGER

NEW YORK—February 17, 2015—Ares Dynamic Credit Allocation Fund, Inc. (NYSE:ARDC) and Ares Multi-Strategy Credit Fund, Inc. (NYSE: ARMF) announced that, effective February 17, 2015, John Leupp has been named a co-portfolio manager of ARDC and ARMF.

Mr. Leupp joined Ares Management in 2003 and serves as a portfolio manager within the Tradable Credit Group. Mr. Leupp will join Seth Brufsky and Keith Ashton, who have served as portfolio managers of both ARDC and ARMF since their respective inception dates.

“We are pleased to have John join our team of portfolio managers and believe his expertise managing high yield bond portfolios will benefit both Funds,” said Mr. Brufsky, who also serves as President, Chief Executive Officer and a Director of ARDC and ARMF.

About Ares Dynamic Credit Allocation Fund, Inc.

Ares Dynamic Credit Allocation Fund, Inc. (“ARDC”) is a non-diversified, closed-end management company that is externally managed by Ares Capital Management II LLC, a subsidiary of Ares Management, L.P. ARDC seeks to provide an attractive level of total return primarily through current income and, secondarily, through capital appreciation.  ARDC invests in a broad, dynamically-managed portfolio of credit investments. There can be no assurance that ARDC will achieve its investment objective. ARDC’s net asset value may be accessed through its NASDAQ ticker symbol, XADCX. Additional information is available at www.arespublicfunds.com.

About Ares Multi-Strategy Credit Fund, Inc.

Ares Multi-Strategy Credit Fund, Inc. (“ARMF”) is a non-diversified, closed-end management company that is externally managed by Ares Capital Management II LLC. ARMF seeks to provide an attractive risk-adjusted level of total return, primarily through current income and, secondarily, through capital appreciation, by investing primarily in a broad, dynamically managed portfolio of below investment grade senior secured loans, high yield corporate bonds, other similar fixed-income instruments, including derivatives, collateralized loan obligations, and other asset backed securities. There can be no assurance that ARMF will achieve its investment objective. ARMF’s net asset value may be accessed through its NASDAQ ticker symbol, XAMFX. Additional information is available at www.arespublicfunds.com.

Ares Management, L.P. (NYSE: ARES) is a leading global alternative asset manager with approximately $84 billion in assets under management as of September 30, 2014i.

Forward-Looking Statements

Statements included herein may constitute “forward-looking statements” within the meaning of the U.S. securities laws, and may relate to future events or our future performance or financial condition. These statements are not guarantees of future performance, condition or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in our filings with the Securities and Exchange Commission and others beyond ARDC’s or ARMF’s control. Each of ARDC and ARMF undertakes no duty to update any forward-looking statements made herein.

This document is not an offer to sell securities and is not soliciting an offer to buy securities in any jurisdiction where the offer or sale is not permitted.  An investor should consider the investment objective, risks, charges and expenses of ARDC and/or ARMF, as applicable, carefully before investing.

Ares Dynamic Credit Allocation Fund, Inc. and Ares Multi-Strategy Credit Fund, Inc. are closed-end funds, which do not engage in continuous offerings of their shares. Since their respective initial public offerings, ARDC and ARMF have traded on the New York Stock Exchange under the symbols ARDC and ARMF, respectively. Investors wishing to purchase or sell shares may do so by placing orders through a broker dealer or other intermediary.

Contact

Mendel Communications LLC

Bill Mendel, 212-397-1030

bill@mendelcommunications.com

or

Destra Capital Investments

ARDC@destracapital.com

(877) 855-3434

www.arespublicfunds.com

i  Ares Management, L.P. is the parent to several registered investment advisers, including Ares Management LLC (collectively, “Ares”). AUM refers to the assets of the funds, alternative asset companies and other entities and accounts that are managed or co-managed by Ares, including funds managed by Ivy Hill Asset Management, L.P., a wholly owned portfolio company of Ares Capital Corporation, and a registered investment adviser. Amounts include drawn and undrawn commitments, including certain amounts that are subject to regulatory leverage restrictions and/or borrowing base restrictions. AUM amounts are as of September 30, 2014 and pro forma for Ares Management, L.P.’s acquisition of Energy Investors Funds, which closed on January 1, 2015 and is included in the Private Equity Group. AUM differences may arise due to rounding.